Report of Independent
Registered Public Accounting Firm


The Board of Trustees and
Shareholders of
AARP Funds
In planning and performing
our audits of the financial statements
 of AARP Aggressive Fund AARP
Moderate Fund AARP Conservative
 Fund AARP Income Fund and AARP
 Money Market Fund each a
series of AARP Funds as of
 and for the year or periods
 ended June 30 2009 in
accordance with the
standards of the Public Company
 Accounting Oversight Board
 United States we considered its internal control over financial reporting including control over safeguarding securities as a basis for designing our
auditing procedures for the
purpose of expressing our opinion
on the financial statements
 and to comply
with the requirements of
Form NSAR but not for the purpose
 of expressing an opinion on the
effectiveness of AARP Funds
internal control over financial
 reporting Accordingly we express no such opinion

The management of AARP Funds
 is responsible for establishing
 and maintaining effective
 internal control
over financial reporting In fulfilling
this responsibility estimates
and judgments by management are
required to assess the expected
benefits and related costs of
controls A companys internal control over financial reporting is a process designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
 purposes in accordance with
generally accepted accounting
principles A companys internal
 control over financial reporting includes those policies and procedures that
1 pertain to the maintenance of
 records that in reasonable detail
accurately and fairly reflect
 the transactions and dispositions
of the assets of the company
 2 provide
reasonable assurance that the
transactions are recorded as
 necessary to permit
 preparation of financial
statements in accordance with
generally accepted accounting
principles and that receipts
and expenditures
of the company are being made
only in accordance with authorization
of management and directors of the
company and 3 provide reasonable
assurance regarding prevention or
 timely detection of unauthorized
acquisition use or disposition of
 the companys assets that could
 have a material effect
on the financial
statements

Because of its inherent
limitations internal control over
 financial reporting may
not prevent or detect
misstatements Also projections
 of any evaluation of effectiveness
to future periods are subject to the risk that controls may become inadequate because of changes
 in conditions or that
the degree of compliance
with the policies or
procedures may deteriorate

A deficiency in internal
control over financial reporting
exists when the design or
operation of a control
does not allow management
or employees in the normal course
 of performing their
assigned functions to
prevent or detect misstatements
 on a timely basis A material
weakness is a deficiency or
 combination of
deficiencies in internal control
 over financial reporting such
that there is a reasonable
possibility that a
material misstatement of the AARP
 Funds annual or interim
financial statements will
 not be prevented or
detected on a timely basis

Our consideration of AARP Funds
 internal control over financial
 reporting was for the
 limited purpose
described in the first paragraph
and would not necessarily disclose
 all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
 Accounting Oversight
Board United States However
we noted no deficiencies in
AARP Funds internal
control over financial
reporting and its operation
 including controls over
safeguarding securities that
 we consider to be a material
weakness as defined above
as of June 30 2009

This report is intended
solely for the information
and use of management
and the Board of Trustees of
AARP Funds and the Securities
 and Exchange Commission
and is not intended to be
and should not be
used by anyone other than
these specified parties

Boston Massachusetts
August 25 2009



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